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                             SKYLINE CHILI, INC.
                      FORM 10-KSB FOR FISCAL YEAR ENDED
                               OCTOBER 29, 1995


                                  EXHIBIT 21
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                             LIST OF SUBSIDIARIES


1. Skytime, Inc. - Distributes "Cincinnati Recipe" and "Hook & Ladder" chili-related grocery products.

2. Skyline Restaurants, Inc. - Operates one franchised Skyline Chili Restaurant in Cincinnati, Ohio in partnership with restaurant manager.

3.       LCW Skyline Co. - Operates one Skyline Chili Restaurant in Cincinnati,
         Ohio.